Exhibit 21

SUBSIDIARIES OF OSI RESTAURANT PARTNERS, LLC

SUBSIDIARY NAME	STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION
Bonefish Grill, LLC	Florida
Carrabba’s Italian Grill, LLC	Florida
OS Asset, Inc.	Florida
OS Capital, Inc.	Delaware
OS Cathay, Inc.	Florida
OS Investments, Inc.	California
OS Management, Inc.	Florida
OS Mortgage Holdings, Inc.	Delaware
OS Pacific, LLC	Florida
OS Prime, LLC	Florida
OS Realty, LLC	Florida
OS Southern, LLC	Florida
OS Tropical, LLC	Florida
OS USSF, LLC	Florida
OSI Co-Issuer, Inc.	Delaware
OSI International, LLC	Florida
Outback & Carrabba’s of New Mexico, Inc.	New Mexico
Outback Sports, LLC	Delaware
Outback Steakhouse International, LLC	Florida
Outback Steakhouse of Florida, LLC	Florida
Private Restaurant Master Lessee, LLC	Delaware

SUBSIDIARIES OF OUTBACK STEAKHOUSE OF FLORIDA, LLC

SUBSIDIARY NAME	STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION
Outback Catering, Inc.	Florida
OS Restaurant Services, Inc.	Delaware
Boomerang Air, Inc.	Florida
OSI Gift Card Services, LLC	Florida
Outback Designated Partner, LLC	Delaware